Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of DASAN Zhone Solutions, Inc. (fka Zhone Technologies, Inc., the "Company") and Dasan Network Solutions, Inc. ("DNS"), after giving effect to the merger of a wholly owned subsidiary of the Company with and into DNS, with DNS surviving as a wholly owned subsidiary of the Company (the "Merger"). The Company is referred to herein as "Zhone" with respect to pre-Merger periods.

This unaudited pro forma condensed combined financial information was prepared using the business combination method of accounting with DNS as the accounting acquirer and the Company as the accounting acquiree. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 is derived from the historical consolidated balance sheets of Zhone and DNS as of June 30, 2016 and give effect to the Merger as if it had been consummated on June 30, 2016. The unaudited pro forma condensed combined statements of comprehensive income for the year ended December 31, 2015 and the six months ended June 30, 2016 are derived from the historical consolidated statements of comprehensive income of Zhone and DNS for the year ended December 31, 2015 and six months ended June 30, 2016, and give effect to the Merger as if it had been consummated on January 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Merger. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial statements. The Company expects to incur significant costs associated with integrating the operations of the legacy Zhone and DNS businesses. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities nor any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings, that may result from the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
As of June 30, 2016
(in thousands)

	Historical
	DNS	Zhone	Pro forma Adjustments		Pro forma Combined
			(note 3)
ASSETS
Current assets:
Cash and cash equivalents	$8,939	$8,335	$—		$17,274
Restricted cash	4,302	—	—		4,302
Short-term loan to related party	1,521	—	—		1,521
Accounts receivable, net of allowances for sales return and doubtful accounts	36,328	26,536	—		62,864
Other receivables	21,927	—	—		21,927
Current deferred income taxes	81	—	—		81
Inventories	17,087	14,449	—		31,536
Prepaid expenses and other current assets	837	2,530	—		3,367
Total current assets	91,022	51,850	—		142,872
Long-term loan to related party	321	—	—		321
Long-term loan to others	45	—	—		45
Guaranteed deposits on leases	3,314	—	—		3,314
Property and equipment, net	1,888	4,383	—		6,271
Goodwill	—	—	7,402	(a)	7,402
Intangible assets, net	750	—	11,797	(a)	12,547
Non-current deferred income taxes	1,748	—	—		1,748
Other assets	984	249	—		1,233
Total assets	$100,072	$56,482	$19,199		$175,753
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$15,877	$13,487	$—		$29,364
Other payables	18,322	—	—		18,322
Short-term borrowings from related party	194	—	—		194
Short-term borrowings	21,287	—	—		21,287
Line of credit	—	2,000	—		2,000
Accrued expenses	866	6,272	—		7,138
Provision for warranties	399	—	—		399
Accrued and other liabilities	1,975	—	3,526	(b)	5,501
Total current liabilities	58,920	21,759	3,526		84,205
Long-term borrowings from related party	1,800	—	—		1,800
Other long-term liabilities	527	2,992	—		3,519
Total liabilities	61,247	24,751	3,526		89,524
Stockholders' equity	38,825	31,731	15,673	(c)	86,229
Total liabilities and stockholders' equity	$100,072	$56,482	$19,199		$175,753

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
COMPREHENSIVE INCOME
Six Months Ended June 30, 2016
(in thousands, except per share data)

	Historical
	DNS	Zhone	Pro forma Adjustments		Pro forma Combined
			(note 3)
Statement of Comprehensive Loss Data:
Net revenue	$61,090	$43,198	$—		$104,288
Cost of revenue	46,304	26,180	—		72,484
Gross profit	14,786	17,018	—		31,804
Operating expenses:			—		—
Research and product development	9,697	6,980	—		16,677
Selling, general and administrative	8,701	15,038	—		23,739
Amortization of intangibles	—	—	1,794	(d)	1,794
Total operating expenses	18,398	22,018	1,794		42,210
Operating loss	(3,612)	(5,000)	(1,794)		(10,406)
Interest expense, net	(290)	(2)	—		(292)
Other income (expense), net	65	(11)	—		54
Loss before income taxes	(3,837)	(5,013)	(1,794)		(10,644)
Income tax expense (benefit)	(431)	60	—		(371)
Net loss	$(3,406)	$(5,073)	$(1,794)		$(10,273)
Net loss attributable to the non-controlling interests	196
Net loss attributable to DASAN Zhone Solutions, Inc.	(3,602)	(5,073)	(1,794)		(10,273)
Other comprehensive income (loss) - foreign currency translation adjustments	401	(16)	—		385
Comprehensive loss attributable to non-controlling interests	$(3,005)	$(5,089)	$(1,794)		$(9,888)
Less: Comprehensive loss attributable to the non-controlling interests	259
Comprehensive loss	$(3,264)	$(5,089)	$(1,794)		$(9,888)

Basic and diluted net loss per share	$(0.01)	$(0.15)			$(0.13)
Weighted average shares outstanding used to compute basic and diluted net loss per share	353,678	33,844	(353,678)	(e)	81,309
			47,465	(f)

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
COMPREHENSIVE INCOME
Year Ended December 31, 2015
(in thousands, except per share data)

	Historical
	DNS	Zhone	Pro forma Adjustments		Pro forma Combined
			(note 3)
Statement of Comprehensive Loss Data:
Net revenue	$140,025	$100,756	$—		$240,781
Cost of revenue	103,386	61,989	—		165,375
Gross profit	36,639	38,767	—		75,406
Operating expenses:			—		—
Research and product development	21,331	15,449	—		36,780
Selling, general and administrative	17,923	25,066	—		42,989
Amortization of intangibles	—	—	3,588	(d)	3,588
Total operating expenses	39,254	40,515	3,588		83,357
Operating loss	(2,615)	(1,748)	(3,588)		(7,951)
Interest expense, net	(396)	(88)	—		(484)
Other income, net	279	7	—		286
Loss before income taxes	(2,732)	(1,829)	(3,588)		(8,149)
Income tax expense	232	188	—		420
Net loss	$(2,964)	$(2,017)	$(3,588)		$(8,569)
Other comprehensive loss - foreign currency translation adjustments	(2,800)	(321)	—		(3,121)
Comprehensive loss	$(5,764)	$(2,338)	$(3,588)		$(11,690)

Basic and diluted net loss per share	$(0.01)	$(0.06)			$(0.11)
Weighted average shares outstanding used to compute basic and diluted net loss per share	347,005	32,941	(347,005)	(e)	80,406
			47,465	(f)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
These unaudited pro forma condensed combined consolidated financial statements present the pro forma financial position and statement of comprehensive income of the combined company based upon historical financial information after giving effect to the Merger and adjustments described in these footnotes. The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined company. The unaudited pro forma combined financial information is based upon currently available information and preliminary estimates and assumptions that our management believes are reasonable as of the date hereof. Any of these preliminary estimates and assumptions may change, be revised or prove to be materially different, and the estimates and assumptions may not be representative of facts existing at the time of the Merger.
The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Zhone included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 2 to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2016, and the historical consolidated financial statements of DNS, including the related notes, included in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on August 8, 2016 and the Company's Amendment No. 1 to Current Report on Form 8-K/A dated September 6, 2016.
The financial statements of DNS and Zhone are prepared in accordance with accounting principles generally accepted in the United States.
2. Pro Forma Transaction
Pursuant to that certain Merger Agreement, dated as of April 11, 2016, by and among Zhone, DASAN Networks, Inc. ("DASAN"), DNS and Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of Zhone ("Merger Sub"), on September 9, 2016, Zhone acquired DNS through the merger of Merger Sub with and into DNS, with DNS surviving as a wholly owned subsidiary of Zhone (the "Merger"). In connection with the Merger, Zhone’s name was changed to DASAN Zhone Solutions, Inc. At the effective time of the Merger, all issued and outstanding shares of capital stock of DNS held by DASAN were canceled and converted into the right to receive shares of the Company's common stock in an amount equal to 58% of the issued and outstanding shares of the Company's commons stock immediately following the Merger. Accordingly, at the effective time of the Merger, the Company issued 47,465,082 shares of Zhone common stock to DASAN as consideration in the Merger, of which 4,746,508 shares are being held in escrow as security for claims for indemnifiable losses in accordance with the merger agreement relating to the Merger. As a result, immediately following the effective time of the Merger, DASAN held 58% of the outstanding shares of the Company's common stock and the holders of the Company's common stock immediately prior to the Merger retained, in the aggregate, 42% of the outstanding shares of the Company's common stock. The Merger has been accounted for as a reverse acquisition under which DNS was considered the accounting acquirer of the Company. Accordingly, the pro forma condensed combined consolidated financial statements are prepared as if DNS has acquired Zhone.
The total purchase consideration in the Merger is based on the number of shares of Zhone common stock and Zhone stock options outstanding immediately prior to the closing of the Merger. For pro forma purposes, the fair value of Zhone common stock for determining purchase consideration was $1.19 per share based on the closing price of Zhone common stock on September 9, 2016, the effective date of the Merger.

The total purchase consideration for purposes of the accompanying unaudited pro forma condensed combined financial statements is calculated as follows (in thousands):

	Shares	Estimated Fair Value
Shares of Zhone common stock as of September 8, 2016	34,371	40,902
Zhone stock options	1,323	715
Assumed liabilities		24,751
Total Purchase Consideration		$66,368

The following is the preliminary estimate of the assets acquired, reconciled to the total purchase consideration. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted during the measurement period following the completion of the Merger. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below (unaudited, in thousands):

Fair Value of Total Assets	Estimated Fair Value
Current tangible assets	42,537
Non-current tangible assets	4,632
Total tangible assets	$47,169

Identifiable Intangible Assets
Developed technology	3,040
Customer relationships	6,740
Backlog	2,017
Total Intangible Assets	$11,797

Goodwill	$7,402

Total Indicated Fair Value of Assets	$66,368

3. Pro Forma Adjustments
The unaudited pro forma condensed combined consolidated financial statements give effect to the transaction described in Note 2 as if it had occurred on June 30, 2016 for purposes of the unaudited pro forma condensed combined consolidated balance sheet and on January 1, 2015 for purposes of the unaudited pro forma condensed combined consolidated statements of comprehensive income. The unaudited pro forma condensed combined consolidated statements of comprehensive income do not include any material non-recurring charges that will arise as a result of the Merger. Adjustments in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)	Adjustment to record estimated goodwill and intangible assets relating to the Merger.

(b)
Adjustment to record estimated transaction costs relating to the Merger. The corresponding impact of this adjustment is included in accumulated deficit and other comprehensive loss within total stockholders' equity. (See note c).

(c)	The table below summarizes all of the pro forma adjustments recorded in the total stockholders' equity:

To eliminate DNS and Zhone's historical stockholder's equity	$(69,883)
To record estimated fair value of incremental 47,465,082 shares of Zhone'common stock issued to DASAN in connection with the Merger	47,465
To record estimated fair value of Zhone common stock included in the purchase consideration	40,902
To record fair value of Zhone stock options assumed in connection with the Merger	715
To record estimated transaction costs relating to the Merger	(3,526)
Total	$15,673

(d)	Adjustment to record estimated amortization of acquired intangibles.

(e)	Adjustment to eliminate DNS weighted-average shares.

(f)	Adjustment to reflect the number of shares of Zhone common stock issued issued to DASAN in connection with the Merger.